                             LETTER OF TRANSMITTAL
                          REGARDING COMMON SHARES OF

                               A T FUND OF FUNDS

                  TENDERED PURSUANT TO THE OFFER TO PURCHASE
                            DATED DECEMBER 19, 2006

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JANUARY 19, 2007, UNLESS THE OFFER IS EXTENDED.

             Complete this Letter of Transmittal and Return it to:

                               A T FUND OF FUNDS
                       C/O CITIGROUP FUND SERVICES, LLC
                              TWO PORTLAND SQUARE
                              PORTLAND, ME 04101

                          FOR ADDITIONAL INFORMATION:
                           TOLL FREE: (800) 441-7288

To A T Fund of Funds:

   The undersigned hereby tenders to A T Fund of Funds (the "FUND"), the sole series of A T Funds Investment Trust, a Delaware statutory trust (the "TRUST"), the common shares of the Fund (the "SHARES") described below, at a price (the "PURCHASE PRICE") per Share equal to the net asset value ("NAV") in U.S. dollars of the Fund divided by the number of outstanding Shares, as determined in accordance with the Fund's net asset valuation procedures as of March 31, 2007, or if the Offer is extended, on the date to which the Offer is extended (the "VALUATION DATE"), upon the terms and subject to the conditions set forth in the Fund's Offer to Purchase dated December 19, 2006, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund's Offer to Purchase, constitute the "OFFER"). The "EXPIRATION DATE" of the Offer is 5:00 p.m., Eastern time, on January 19, 2007, or if the Fund, in its discretion, has extended the period for which the Offer is open, the latest time and date on which the Offer, as so extended by the Fund, shall expire.

   THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

   The undersigned hereby sells, assigns and transfers to the Fund all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date).

   The undersigned hereby represents and warrants that: (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by Citigroup Fund Services, LLC, the Fund's subadministrator (the "SUBADMINISTRATOR") or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); and (d) the undersigned has read and agreed to all of the terms of the Offer and recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any or all of the Shares tendered hereby.

       A promissory note (the "NOTE") for the Purchase Price will be delivered to the Subadministrator and then mailed by the Subadministrator to the undersigned's address of record on the books of the Fund. The Initial Payment and Final Payment (each term as defined in the Offer and such payments together, the "CASH PAYMENTS"), of the Purchase Price for the Shares tendered by the undersigned will be deposited by the Fund in a segregated custodial account and then transmitted directly to the undersigned or to the undersigned's brokerage account, in accordance with instructions provided herein by the undersigned, as described in Section 2 of the Offer to Purchase. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such Cash Payment from such account, such brokerage may subject such withdrawal to any fees that such brokerage would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned in the sole discretion of the Board of Trustees of the Trust.) The Subadministrator will act as an agent for the undersigned for purpose of delivering the Cash Payments and the Note from the Fund to the undersigned. Under no circumstances will interest on the Purchase Price for Shares be paid, regardless of any delay in delivering the Cash Payments to the undersigned.

   The undersigned recognizes that the amount of the Initial Payment will be based on the estimated NAV of the Fund as of the close of business on March 31, 2007, subject to an extension of the Offer as described in Section 1 of the Offer to Purchase. The undersigned recognizes that the Final Payment portion of the Purchase Price will be made after completion of the audit of the Fund's financial statements for fiscal year ending March 31, 2007, which is anticipated to be completed not later than 60 days after March 31, 2007, and will be paid within 10 business days thereafter; PROVIDED, HOWEVER, that the Board of Trustees, in its discretion, may determine that the Final Payment be paid prior to the completion of the Fund's audit. The undersigned understands that under certain circumstances, Shares accepted for tender may be paid by combining the Initial Payment and the Final Payment into a single payment and paying such amount to Shareholders in lieu of issuing the Note.

   The undersigned understands that the valid tender of Shares pursuant to the procedures described in Section 3 of the Fund's Offer to Purchase will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 4 of the Fund's Offer to Purchase. After the Expiration Date, tenders made pursuant to the Fund's Offer to Purchase will be irrevocable.

                 NOTE: SIGNATURES MUST BE PROVIDED ON PAGE 4.

               PLEASE READ THE ACCOMPANYING DOCUMENTS CAREFULLY.

       PLEASE RETURN TO:

       A T Fund of Funds
       c/o Citigroup Fund Services, LLC
       Two Portland Square
       Portland, ME 04101

       For additional information, call Toll Free: (800) 441-7288

PART 1. SHAREHOLDER INFORMATION:

       Name of Shareholder:         -

       Social Security No. or
       Taxpayer Identification No.: -

       Telephone Number:            -

PART 2. AMOUNT OF SHARES OF THE FUND BEING TENDERED:

      [ ] All of my Shares.

      [ ] Some of Shares expressed as a specific dollar value. (Must maintain a minimum investment in Shares of at least $100,000 (the "REQUIRED MINIMUM BALANCE").)*

          $________worth of Shares as of March 31, 2007.

      [ ] Some of Shares expressed as a specific dollar value above the Required Minimum Balance.*

          All Shares in excess of a remaining investment in Shares of $________.

      * If you tender less than all of your Shares and the purchase of the full amount tendered would cause your remaining investment to be less than the Required Minimum Balance, the Fund will reduce the portion of Shares to be repurchased so that the Required Minimum Balance is maintained.

PART 3. PAYMENT.

      The Note (if one is issued) pursuant to which a Shareholder will receive the Cash Payments of the Purchase Price will be delivered by the Fund to the Subadministrator and then mailed by the Subadministrator to the undersigned's address of record on the books of the Fund. The undersigned hereby represents and warrants that the undersigned understands that any payments of cash due pursuant to the Note will be deposited by the Fund in a segregated custodial account and then transmitted directly to the undersigned or to the undersigned's brokerage account, in accordance with instructions provided herein by the undersigned, and, if so transferred to a brokerage account, may be subject upon withdrawal from such account to any fees that such brokerage would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

      The Subadministrator will act as an agent for the undersigned for purpose of delivering the Cash Payments and the Note from the Fund to the undersigned. Under no circumstances will interest on the Purchase Price for Shares be paid, regardless of any delay in delivering such payments to the undersigned.

PART 4. PAYMENT AND DELIVERY INSTRUCTIONS

      The Cash Payments and the Note (if one is issued) will be delivered to your address of record with the Fund.

PART 5. SIGNATURE(S).

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS: FOR OTHER SHAREHOLDERS:

---------------------------------------------- --------------------------------------
Signature                                      Print Name of Shareholder
(SIGNATURE OF SHAREHOLDER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)

---------------------------------------------- --------------------------------------
Print Name of Shareholder                      Signature
                                               (SIGNATURE OF AUTHORIZED SIGNATORY FOR
                                               SHAREHOLDER)

---------------------------------------------- --------------------------------------
Joint Tenant Signature if necessary            Print Name and Title of Signatory
(SIGNATURE OF SHAREHOLDER (S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)

---------------------------------------------- --------------------------------------
Print Name of Joint Tenant                     Co-signatory if necessary
                                               (SIGNATURE OF AUTHORIZED SIGNATORY FOR
                                               SHAREHOLDER)

                                               --------------------------------------
                                               Print Name and Title of Co-signatory

Date: ______________

                                 INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund's Offer to Purchase.

2. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Shares (a) determined by it not to be in proper form, or (b) the acceptance of or payment for which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in tender of any particular Shares or Shareholder, and the Fund's interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, the Subadministrator or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

3. REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Requests for assistance should be directed to, and additional copies of the Fund's Offer to Purchase and this Letter of Transmittal may be obtained from, the Subadministrator at the address set forth at the end of this Letter of Transmittal. The Subadministrator will also provide Shareholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8BEN) or a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States (W-8ECI).

4. BACKUP WITHHOLDING. Each Shareholder that desires to participate in the Offer must, unless an exemption applies, provide the Subadministrator with the Shareholder's taxpayer identification number on an appropriate form, with the required certifications being made under penalties of perjury. If the Shareholder is an individual, the taxpayer identification number is his or her social security number. If the Subadministrator is not provided with the correct taxpayer identification number, the Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding.

If backup withholding applies, the Subadministrator is required to withhold 30% of any payment made to the Shareholder with respect to Shares purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes for which a refund may be obtained by the Shareholder from the Internal Revenue Service.

Certain Shareholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a Shareholder must submit a properly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, attesting to that person's exempt status. A Shareholder would use a Form W-8BEN to certify that it: (a) is neither a citizen nor a resident of the United States; (b) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year; and (c) reasonably expects not to be engaged in a trade or business within the United States to which the gain on the sale of the Shares would be effectively connected; and would use a Form W-8ECI to certify that: (x) it is neither a citizen nor resident of the U.S.; and (y) the proceeds of the sale of the Shares is effectively connected with a U.S. trade or business. A foreign Shareholder may also use a Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person's country of residence.

A SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISER AS TO HIS, HER OR ITS QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.